EX-m
[NY ULTIMATE]
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ILLUSTRATION SAMPLE CALCULATION

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Insured: Male, Preferred Non-Tobacco, Issue Age: 45
Death Benefit Option:  A
Face Amount: $350,000
Planned Premium: $5,859.00 Paid annually on the Policy Anniversary
Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%
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POLICY VALUE:

POLICY VALUE = [Beginning Policy Value + Net Premium - Monthly Deductions] x Monthly Accumulation Factor

----------------------------------------

Derivation of Annual Net Investment Division Rate of Return from Gross Rate of Return:

Net Investment Division Rate of Return =12% Gross Investment Division Rate of Return - 0.705% Assumed Asset Charges* = 11.295%

      * Asset charges vary by Investment Division. Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment
      Divisions. Asset charges represent investment advisory fees and other expenses paid by the portfolios. The Assumed Asset Charge of 0.705% represents the arithmetic average of the investment advisory fees and other expenses for all of the portfolios.

----------------------------------------

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made:

      Net Premium = Gross Premium - Premium Expense Charge
      Net Premium = $5,859.00 x (1 - 8.0%) = $5,390.28

Monthly Deduction = COI Deduction + Policy Fee + Administrative Expense Charge

COI Deduction = [(Death Benefit)/(1.03)^(1/12) - Policy Value] x (Monthly COI Rate)
      Current Monthly COI Rate is : 0.12380
      The illustrated Death Benefit is: $350,000.00
      Policy Value = End of year 4 Policy Value + Net Premium Received = $24,568.38 + [$5,859.00 x (1-8.0%)] = $29,958.66
      COI Deduction = [$350,000.00/1.00247 - $29,958.66]/1,000 x 0.12380 = $39.51

Policy Fee = $10.00

Administrative Expense Charge = (Face Amount)/1000 x (Monthly Administrative Expense Charge Rate)
      = $350,000.00 /1,000 x 0.05 = $17.50

Monthly Deduction (for Year 5 Month 1) = $39.51 + $10.00 + $17.50 =  $67.01

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MONTHLY ACCUMULATION FACTOR

The Monthly Accumulation Factor is calculated every day for which the New York
Stock Exchange is open. It incorporates the performance of Investment Division and the daily Mortality and Expense risk charges on the policy.

The Monthly Accumulation Factor is defined as the difference of (1) and (2) divided by (3) where:

     (1)  The total value of net assets in the investment division

     (2)  Daily applicable Mortality and Expense risk charges

     (3)  The number of outstanding accumulation units

For the illustration, the hypothetical monthly accumulation factor calculated is equivalent to a 11.295% net annual effective rate of return reduced by the Mortality and Expense risk charges:

Monthly Accumulation Factor (Hypothetical) = (1+11.295%)^[(Number of days in the month)/365] x (1- (M&E Rate)/365)^(Number of days in the month) Where ^ signifies "to the power of" and a 365 day year is assumed.

The Monthly Accumulation Factor for month 1 of year 5 is calculated as:

      Monthly Accumulation Factor = 1.11295 ^ (31/365) x (1-0.85%/365)^31 = 1.008402

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The following table contains monthly values for year 5 calculated with the hypothetical assumptions:

                         Beginning         Value                         Value       Days      Monthly      Ending
      Policy  Policy  Policy     Net       After      COI     Monthly    After        in     Accumulation   Policy
       Year   Month    Value   Premium    Premium    Charge  Deduction Deduction    Month      Factor       Value

         5      1    24,568.38 5390.28   29,958.66   39.51     67.01   29,891.65      31      1.008402    30,142.80
         5      2    30,142.80    0      30,142.80   39.49     66.99   30,075.81      28      1.007586    30,303.96
         5      3    30,303.96    0      30,303.96   39.47     66.97   30,236.99      31      1.008402    30,491.05
         5      4    30,491.05    0      30,491.05   39.45     66.95   30,424.10      30      1.008130    30,671.44
         5      5    30,671.44    0      30,671.44   39.43     66.93   30,604.51      31      1.008402    30,861.65
         5      6    30,861.65    0      30,861.65   39.40     66.90   30,794.75      30      1.008130    31,045.11
         5      7    31,045.11    0      31,045.11   39.38     66.88   30,978.23      31      1.008402    31,238.51
         5      8    31,238.51    0      31,238.51   39.36     66.86   31,171.65      31      1.008402    31,433.56
         5      9    31,433.56    0      31,433.56   39.33     66.83   31,366.73      30      1.008130    31,621.73
         5      10   31,621.73    0      31,621.73   39.31     66.81   31,554.92      31      1.008402    31,820.05
         5      11   31,820.05    0      31,820.05   39.28     66.78   31,753.27      30      1.008130    32,011.42
         5      12   32,011.42    0      32,011.42   39.26     66.76   31,944.66      31      1.008402    32,213.06

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DEATH BENEFITS:

      For Death Benefit Option A, the death benefit is equal to the greater to the Specified Death Benefit or the Minimum Death Benefit. The Specified
      Death Benefit is the Face Amount. The Minimum Death Benefit is a percentage of the Policy Value as prescribed in the Internal Revenue Code.
      For an insured at attained age 50, this percentage is 185%.

      Death Benefit = Maximum (Face Amount, Minimum Death Benefit)
      Minimum Death Benefit = Policy Value x Factor = $32,213.06 * 1.85 = $59,594.16
      Death Benefit = Maximum ($350,000.00, $59,594.16) = $350,000.00

      The Death Benefit at the end of Year 5 is $350,000.00

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

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS:

     *    The Premium  Expense  Charge  decreases in the 11th year from 8.00% to
          3.50%

     * The M&E Rates decrease in the 11th year (from 0.85% to 0.05%) and 21st year (from 0.05% to 0.00%)

     *    The Monthly COI rates vary by attained age.

     *    The Policy Fee decreases in the 11th year (from $10.00 to $8.00)

     * The Monthly Administrative Charge decreases in the 16th year (from $0.05 per $1000 of Face Amount to $0.01 per $1000 of Face Amount)

     *    IRC prescribed Minimum Death Benefit factors vary by age

[NY ADVISOR]

ILLUSTRATION SAMPLE CALCULATION


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Insured: Male, Preferred Non-Tobacco, Issue Age: 45
Death Benefit Option:  A
Face Amount: $350,000
Planned Premium: $5,859.00 Paid annually on the Policy Anniversary
Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%
-----------------------------------------------------------------------------------------------------------------------------------

POLICY VALUE:

POLICY VALUE = [Beginning Policy Value + Net Premium - Monthly Deductions] x Monthly Accumulation Factor

-----------------------------------------

Derivation of Annual Net Investment Division Rate of Return from Gross Rate of Return:

Net Investment Division Rate of Return =12% Gross Investment Division Rate of Return - 0.705% Assumed Asset Charges* = 11.295%

      * Asset charges vary by Investment Division. Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment
      Divisions. Asset charges represent investment advisory fees and other expenses paid by the portfolios. The Assumed Asset Charge of 0.705% represents the arithmetic average of the investment advisory fees and other expenses for all of the portfolios.

-----------------------------------------

How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made:

      Net Premium = Gross Premium - Premium Expense Charge
      Net Premium = $5,859.00 x (1 - 3.5%) = $5,653.94

Monthly Deduction = COI Deduction + Policy Fee + Administrative Expense Charge

COI Deduction = [(Death Benefit) / (1.03)^(1/12) - Policy Value] x (Monthly COI Rate)
      Current Monthly COI Rate is : 0.11142
      The illustrated Death Benefit is: $350,000.00
      Policy Value = End of year 4 Policy Value + Net Premium Received = $26,582.79 + [$5,859.00 x (1-3.5%)] = $32,236.73
      COI Deduction = [$350,000.00 / 1.00247 - $32,236.73] / 1,000 x 0.11142 = $35.31

Policy Fee = $10.00

Administrative Expense Charge = (Face Amount) / 1000 x (Monthly Administrative Expense Charge Rate)
      = $350,000.00 /1,000 x 0.05 = $17.50

Monthly Deduction (for Year 5 Month 1) = $35.31 + $10.00 + $17.50 =  $62.81

-----------------------------------------

MONTHLY ACCUMULATION FACTOR

The Monthly Accumulation Factor is calculated every day for which the New York
Stock Exchange is open. It incorporates the performance of Investment Division and the daily Mortality and Expense risk charges on the policy.

The Monthly Accumulation Factor is defined as the difference of (1) and (2) divided by (3) where:

     (1)  The total value of net assets in the investment division

     (2)  Daily applicable Mortality and Expense risk charges

     (3)  The number of outstanding accumulation units

For the illustration, the hypothetical monthly accumulation factor calculated is equivalent to a 11.295% net annual effective rate of return reduced by the Mortality and Expense risk charges:

Monthly Accumulation Factor (Hypothetical) = (1+11.295%)^[(Number of days in the month)/365] x (1- (M&E Rate)/365)^(Number of days in the month) Where ^ signifies "to the power of" and a 365 day year is assumed.

The Monthly Accumulation Factor for month 1 of year 5 is calculated as:
      Monthly Accumulation Factor = 1.11295 ^ (31/365) x (1-0.15%/365)^31 = 1.009002

-----------------------------------------

The following table contains monthly values for year 5 calculated with the hypothetical assumptions:

                         Beginning          Value                         Value      Days      Monthly      Ending
      Policy  Policy  Policy      Net       After      COI     Monthly    After       in     Accumulation   Policy
       Year   Month   Value     Premium    Premium    Charge  Deduction Deduction   Month      Factor       Value

         5      1   26,582.79    5,653.94 32,236.73   35.31     62.81   32,173.92     31      1.009002    32,463.54
         5      2   32,463.54      0      32,463.54   35.28     62.78   32,400.76     28      1.008127    32,664.09
         5      3   32,664.09      0      32,664.09   35.26     62.76   32,601.33     31      1.009002    32,894.79
         5      4   32,894.79      0      32,894.79   35.24     62.74   32,832.05     30      1.008710    33,118.02
         5      5   33,118.02      0      33,118.02   35.21     62.71   33,055.31     31      1.009002    33,352.87
         5      6   33,352.87      0      33,352.87   35.18     62.68   33,290.19     30      1.008710    33,580.15
         5      7   33,580.15      0      33,580.15   35.16     62.66   33,517.49     31      1.009002    33,819.21
         5      8   33,819.21      0      33,819.21   35.13     62.63   33,756.58     31      1.009002    34,060.45
         5      9   34,060.45      0      34,060.45   35.11     62.61   33,997.84     30      1.008710    34,293.96
         5     10   34,293.96      0      34,293.96   35.08     62.58   34,231.38     31      1.009002    34,539.52
         5     11   34,539.52      0      34,539.52   35.05     62.55   34,476.97     30      1.008710    34,777.27
         5     12   34,777.27      0      34,777.27   35.03     62.53   34,714.74     31      1.009002    35,027.24

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DEATH BENEFITS:

      For Death Benefit Option A, the death benefit is equal to the greater to the Specified Death Benefit or the Minimum Death Benefit. The Specified
      Death Benefit is the Face Amount. The Minimum Death Benefit is a percentage of the Policy Value as prescribed in the Internal Revenue Code.
      For an insured at attained age 50, this percentage is 185%.

      Death Benefit = Maximum (Face Amount, Minimum Death Benefit)
      Minimum Death Benefit = Policy Value x Factor = $35,027.24 * 1.85 = $64,800.39
      Death Benefit = Maximum ($350,000.00, $64,800.39) = $350,000.00

      The Death Benefit at the end of Year 5 is $350,000.00

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

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS:

     *    The M&E Rates decrease in the 11th year (from 0.15% to 0.00%)

     *    The Monthly COI rates vary by attained age.

     *    The Policy Fee decreases in the 11th year (from $10.00 to $8.00)


     * The Monthly Administrative Charge decreases in the 16th year (from $0.05 per $1000 of Face Amount to $0.01 per $1000 of Face Amount)

     *    IRC prescribed Minimum Death Benefit factors vary by age